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                             AMENDMENT NO. 2 TO THE
                   PARTICIPATION AGREEMENT DATED MAY 3, 2004,
                             AS PREVIOUSLY AMENDED

     Amendment to the Participation Agreement (the "Agreement") by and between The Merger Fund VL, Westchester Capital Management, Inc. and MetLife Insurance Company of Connecticut (the "Company"), on behalf of itself and certain of its separate accounts.

     WHEREAS, on November 14, 2014, the Company changed its name to MetLife Insurance Company USA and changed its state of domicile from Connecticut to Delaware;

     WHEREAS, the parties desire to amend the Agreement to update the separate accounts listed in Schedule A and to further revise the Agreement as provided herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

     1. The name of the Company in the Agreement is hereby changed to MetLife Insurance Company USA and the reference to the Company as organized under the laws of the State of Connecticut is hereby changed to refer to the State of Delaware;

     2. Article XI of the Agreement entitled "Notices" is hereby amended as follows:

     "If to the Company:

          MetLife
          One Financial Center, 20th Floor
          Boston, MA 02111
          Attn: Law Department"

     3. Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 2 to the Agreement to be executed in its name and on its behalf by and through its duly authorized officer signing below.

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                                  THE MERGER FUND VL

                                  By: /s/ Bruce J. Rubin
                                      ------------------------------------------
                                  Name: Bruce J. Rubin,
                                  Title: Chief Compliance Officer
                                  Date: 12/19/14

                                  WESTCHESTER CAPITAL MANAGEMENT, LLC

                                  By: /s/ Bruce J. Rubin
                                      ------------------------------------------
                                  Name: Bruce J. Rubin,
                                  Title: Chief Compliance Officer
                                  Date: 12/19/14

                                  METLIFE INSURANCE COMPANY USA

                                  By: /s/ Karen A. Johnson
                                      ------------------------------------------
                                  Name: Karen A. Johnson
                                  Title: Vice President
                                  Date: 3-4-15

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                                   SCHEDULE A

The following Separate Account(s) of MetLife Insurance Company USA are permitted in accordance with the provisions of this Agreement to invest in the Portfolio(s) of the Fund shown in Schedule B:

NAME OF SEPARATE ACCOUNT(S)
---------------------------

MetLife of CT Fund UL for Variable Life Insurance

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